Exhibit 99.1

Cornell Companies, Inc.

AT THE COMPANY: Christine Parker – Director, Investor Relations (713) 623-0790

Cornell Companies Raises 2006 Fourth-Quarter and Full Year Guidance,
Corrects 2006 Third-Quarter Pro Forma Earnings

Houston, TX (December 1, 2006) – Cornell Companies, Inc. (NYSE: CRN) today updated its financial guidance for the fourth quarter and full year.

Based on the current business outlook, Cornell has raised its projections for its fourth quarter earnings per diluted share on an as-reported basis by $0.03.  As a result, fourth quarter earnings per diluted share are projected to range from $0.22 to $0.25 on an as-reported basis, and from $0.27 to $0.30 on a pro forma basis, which excludes pre-opening and start-up costs (net of start-up revenues) for new facilities and losses associated with New Morgan Academy. Reconciliations of these forward-looking non-GAAP measures to the comparable GAAP measures are provided below.

After incorporating this increase, the Company expects full year earnings per diluted share to range from $0.73 to $0.76 on an as-reported basis, and from $1.03 to $1.06 on a pro forma basis, which excludes pre-opening and start-up costs (net of start-up revenues) for new facilities and losses associated with New Morgan Academy.

Due to a mathematical error, the Company has corrected its pro forma net income and pro forma earnings per diluted share for the three- and nine-months ended September 30, 2006, as contained in the Company’s earnings announcement issued on November 7, 2006.  The net loss from New Morgan Academy was $0.8 million, or $0.06 per diluted share, for the 2006 third quarter and $1.9 million, or $0.14 per diluted share, for the nine-month period.  Cornell had previously reported New Morgan Academy net loss of $1.0 million, or $0.08 per diluted share, for the 2006 third quarter and $2.2 million, or $0.16 per diluted share, for the nine-month period.

Pro forma net income, which excludes the effects of pre-opening and start-up costs (net of start-up revenues) for new facilities and losses associated with New Morgan Academy, was $3.4 million, or $0.24 per diluted share, for the 2006 third quarter.  The Company had previously reported pro forma net income of $3.6 million, or $0.26 per diluted share, for the quarter.

Pro forma net income, which excludes the effects of pre-opening and start-up costs (net of start-up revenues) for new facilities and losses associated with New Morgan Academy, was $10.6 million, or $0.76 per diluted share, for the nine months ended September 30, 2006.  Cornell had previously reported pro forma net income of $10.9 million, or $0.78 per diluted share, for the period.

Corrected tables from the November 7, 2006 press release follow.

Third-Quarter Summary (Amounts in thousands, except per share data)

	Third Quarter Ended		Nine Months Ended
As Reported	9/30/2006	9/30/2005	9/30/2006	9/30/2005
Revenue from operations	$92,383	$79,198	$266,728	$231,340
Income from operations	10,556	8,192	31,476	20,667
Net loss from discontinued operations	—	(279)	(707)	(3,394)
Net income (loss)	2,584	1,277	7,152	(1,307)
EPS – diluted	$0.18	$0.09	$0.51	$(0.10)
Diluted shares outstanding used in per share computation	14,113	13,686	14,036	13,608

Pro Forma, excluding New Morgan Academy and pre-opening and start-up costs and related revenue: *
Revenue	$92,383	$78,474	$266,728	$226,582
Income from operations	11,338	9,427	35,785	25,467
Net income	3,367	2,311	10,649	2,435
EPS - diluted	$0.24	$0.17	$0.76	$0.18

* See reconciliation of historical GAAP and non-GAAP information attached.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to assess the operating results and effectiveness of its core continuing business operations. Pro forma measures exclude the effect of pre-opening and start-up revenues and costs, and revenues and costs associated with New Morgan Academy. These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements. The following table includes reconciliations to GAAP measures of non-GAAP measures used in this release.

RECONCILIATION OF HISTORICAL GAAP BASIS RESULTS TO HISTORICAL NON-GAAP BASIS INFORMATION (in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

GAAP revenues from operations	$92,383	$79,198	$266,728	$231,340
Less: Start-up revenue	—	724	—	4,758
Pro forma revenues from operations	$92,383	$78,474	$266,728	$226,582

GAAP income from operations	$10,556	$8,192	$31,476	$20,667
Plus:
New Morgan Academy loss from operations	782	352	1,652	1,105
Pre-opening and start-up expenses, net of start-up revenue	—	883	2,657	3,695
Pro forma income from operations	$11,338	$9,427	$35,785	$25,467

GAAP net income (loss)	$2,584	$1,277	$7,152	$(1,307)
Plus:
New Morgan Academy net loss	783	513	1,929	1,562
Pre-opening and start-up expenses, net of start-up revenue	—	521	1,568	2,180
Pro forma net income	$3,367	$2,311	$10,649	$2,435

GAAP earnings (loss) per share - diluted	$0.18	$0.09	$0.51	$(0.10)
Plus:
New Morgan Academy	0.06	0.04	0.14	0.12
Pre-opening and start-up expenses, net of start-up revenue	—	0.04	0.11	0.16
Pro forma earnings per share - diluted	$0.24	$0.17	$0.76	$0.18

RECONCILIATION OF FORWARD-LOOKING INFORMATION:

	Fourth Quarter Ending December 31, 2006	Twelve Months Ending December 31, 2006

GAAP earnings per share – diluted	$0.22 – 0.25	$0.73 – 0.76
New Morgan Academy	0.05	0.19
Pre-opening and start-up expenses, net of start up revenue	—	0.11
Pro forma earnings per share – diluted	$0.27 – 0.30	$1.03 – 1.06

This release includes non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data.  These measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles and may be different from non-GAAP (pro forma) measures used by other companies.  Our management believes that the presentation of non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to our financial condition and results of operations.  Our management further believes that where the adjustments used in calculating non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data are based on specific, identified charges that impact different line items in our statements of operations, it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments.

Certain statements included in this news release are intended as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made.  The Company cautions that, as a result of numerous risks, uncertainties and other factors, actual future results may vary materially from those expressed or implied in any forward-looking statements and in particular, there can be no assurance that that any transaction will occur with respect to the  Company. Risk factors include, but are not limited to:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement that the Company has entered into with subsidiaries of Veritas Capital Fund III, L.P.; (2) the outcome of any legal proceedings that may be instituted against Cornell and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of stockholder approval (4) the failure to obtain the necessary financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger.  Many factors that may affect the completion of the transaction are beyond the Company’s ability to control or predict.  Each forward looking-statement speaks only as of the date of the particular statement, and Cornell Companies undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Information in this release is subject to adjustment resulting from further review and the obtaining of additional information that may impact our consolidated financial statements.  More information about the risks and uncertainties inherent in the Company’s businesses relating to these forward-looking statements are found in the Company’s SEC filings, which are available free of charge on the SEC’s web site at http://www.sec.gov.

Important additional information regarding the merger will be filed with the SEC.

In connection with the proposed merger, Cornell Companies has filed a preliminary proxy statement and intends to file a definitive proxy statement and other materials with the Securities and Exchange Commission (SEC).  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.  Investors and security holders may obtain a free copy of the proxy statement and other materials (once available) filed by Cornell at the SEC’s website at http://www.sec.gov.  The proxy statement and other materials (when available) may also be obtained free of charge from Cornell Companies by directing such requests to Cornell Companies, Attn: Investor Relations, 1700 W Loop South Suite 1500, Houston, Texas  77027, telephone:  (713) 623-0790.

Cornell Companies and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of Cornell’s participants in the solicitation, which may be different from those of Cornell stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement and other materials relating to the merger (once available).

Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. The Company (www.cornellcompanies.com) has 78 facilities in 17 states and the District of Columbia with a total service capacity of 18,555.